EXHIBIT 16.2
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     BDO SEIDMAN, LLP                           401  Broadhollow Road, 2nd Floor
     Accountants and Consultants                Melville, New York  11747
                                                Telephone: (631) 501-9600
                                                Fax: (631) 501-1885





October 9, 2007


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the event that occurred on September 19, 2007, to be filed by our former client, TSR, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP